EXHIBIT 99.1

AMERISTAR CASINOS, INC.

CODE OF CONDUCT

FOR

DIRECTORS, OFFICERS AND TEAM MEMBERS

1. Purpose.

     The Board of Directors (the “Board”) of Ameristar Casinos, Inc. (together with its subsidiaries, the “Company”) has adopted the following Code of Conduct (the “Code”) to apply to all of the Company’s directors, officers and team members. This Code is intended to focus directors, officers and team members on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, foster a culture of honesty and accountability, deter wrongdoing and promote fair and accurate disclosure and financial reporting.

     No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles. Team members are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of their supervisor, Human Resources, Compliance or the Legal Affairs Department. Directors and officers should bring any such questions to the Legal Affairs Department or the Chair of the Audit Committee, who may consult with legal counsel as appropriate.

2. Introduction.

     Each director, officer and team member is expected to adhere to a high standard of ethical conduct. The good name of the Company depends on the way directors, officers and team members conduct business and the way the public perceives that conduct. Unethical actions, or the appearance of unethical actions, are not acceptable. Directors, officers and team members are expected to be guided by the following principles in carrying out their responsibilities:

•	Loyalty. Directors, officers and team members should not be, or appear to be, subject to influences, interests or relationships that conflict with the interests of the Company without full disclosure to and approval by the Company.

•	Compliance with Applicable Laws. Directors, officers and team members are expected to comply with all laws, rules and regulations applicable to the Company’s activities.

•	Observance of Ethical Standards. Directors, officers and team members must adhere to high ethical standards in the conduct of their duties. These include honesty and fairness.

3. Integrity of Records and Public Reporting.

     Directors, officers and team members must promote the accurate and reliable preparation and maintenance of the Company’s financial and other records. Diligence in accurately preparing and maintaining the Company’s records allows the Company to fulfill its reporting obligations and to provide stockholders, governmental authorities and the general public with full, fair, accurate, timely and understandable disclosure. In this regard, directors, officers and team members (where applicable) should: (a) accurately document and account for transactions on the books and records of the Company; and (b) maintain required reports, vouchers, invoices, payroll and service records, business measurement and performance records and other essential data. The Chief Executive Officer and senior financial officers are also responsible for establishing and maintaining adequate disclosure controls and procedures and internal control over financial reporting, including procedures designed to promote full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission and other public communications.

4. Conflicts of Interest.

     Directors, officers and team members must avoid any undisclosed and unapproved conflicts of interest between themselves and the Company. Any situation that involves, or may involve, a conflict of interest with the Company should be disclosed promptly. Team members should bring the matter to the attention of their supervisor, Human Resources or the Legal Affairs Department. Directors and officers should bring the matter to the attention of the Legal Affairs Department or the Chair of the Audit Committee, who may consult with legal counsel as appropriate.

     A “conflict of interest” can occur when an individual’s personal interest is adverse to – or appears to be adverse to – the interests of the Company. Conflicts of interest also can arise when an individual, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position with the Company. “Immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone who shares such person’s home.

     This Code does not attempt to describe all possible conflicts of interest that could develop. Some of the more common conflicts from which directors, officers and team members must refrain, however, are set forth below.

•	Compensation from non-Company sources. Directors, officers and team members may not accept compensation in any form for services performed for the Company from any source other than the Company.

•	Gifts. Directors, officers and team members and members of their immediate families may not accept gifts from persons or entities under circumstances in which the timing, frequency or magnitude of gifts, singly or in the aggregate, may be intended, or perceived to be intended, to influence their actions in their position with the

Company. This requirement is not intended to prohibit customary business gifts in appropriate circumstances, nor is this general statement of policy intended to supersede any specific Company policies in effect from time to time applicable to specific team members or classes of team members.

•	Personal use of Company assets. Directors and officers may not use Company assets, labor or information for personal use, other than incidental personal use, unless approved by the Audit Committee or as part of a compensation or expense reimbursement program or other broadly applicable Company policy. Team members may not use Company assets, labor or information for personal use, other than incidental personal use, unless approved by their supervisor or as part of a compensation or expense reimbursement program or other broadly applicable Company policy.

5. Corporate Opportunities.

     Directors, officers and team members are prohibited from: (a) taking for themselves personally or for others opportunities related to the Company’s business; (b) improperly using the Company’s property, information, or position for personal gain; or (c) competing with the Company for business opportunities.

6. Confidentiality.

     Directors, officers and team members must maintain the confidentiality of information entrusted to them by the Company and any other confidential information about the Company, its business, customers or suppliers, that comes to them, from whatever source, except when disclosure is authorized or legally mandated. Confidentiality is governed by the Company’s Confidentiality and Non-Disclosure Policy as in effect from time to time, which is binding on all directors, officers and team members.

7. Compliance with Laws, Rules and Regulations.

     Directors, officers and team members shall comply with all laws, rules and regulations applicable to the Company, including insider trading laws. Transactions in Company securities are governed by the Company’s Insider Trading Policy as in effect from time to time, which is binding on all directors, officers and team members.

8. Reporting Illegal or Unethical Behavior.

     Team members should communicate any actual or suspected violations of this Code promptly to their supervisor, Human Resources, Compliance, the Legal Affairs Department or the ReportLine compliance hotline. Calls to ReportLine (1-877-808-4925) may be made anonymously and on a confidential basis.

     Directors and officers should communicate any actual or suspected violations of this Code to the Chair of the Audit Committee or to ReportLine.

     Violations of this Code will be investigated by the Board or by a person or persons designated by the Board or management, and appropriate disciplinary action will be taken in the event of any violations of the Code, up to and including termination. Directors, officers and team members will not be retaliated against for reporting actual or suspected violations of this Code in good faith. If a director, officer or team member believes that he or she has been discharged, disciplined or otherwise penalized for reporting a violation in good faith, he or she should immediately report that belief to the Corporate Vice President of Human Resources, the Chair of the Audit Committee or Report Line.

9. Waivers

     Any waivers of this Code for directors or officers must be approved by the Board and publicly disclosed as required by applicable law or stock market requirements.

April 30, 2004

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